                                                                    Exhibit 23.1


Board of Directors
ICICI Bank Limited
ICICI Towers
Bandra Kurla Complex
Mumbai - 400 051


We consent to the use of our audit report dated March 11, 2000 on the financial statements of ICICI Bank Limited, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/KPMG
-------
KPMG

Mumbai, India
March 27, 2000